EXHIBIT 3.1

                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            INDUSTRIAL HOLDINGS, INC.

                                   ARTICLE ONE

        Industrial Holdings, Inc., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and which contain no other change in any provision thereof.

                                   ARTICLE TWO

        The Restated Articles of Incorporation of the corporation were adopted by resolution of the Board of Directors of the corporation on August 13, 1996.

                                  ARTICLE THREE

        The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation attached hereto as EXHIBIT A, which accurately copy the entire text thereof.

DATED:  August 13, 1996


                                            INDUSTRIAL HOLDINGS, INC.


                                          S/ROBERT E. CONE
                                            Robert E. Cone, President
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                                    EXHIBIT A

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            INDUSTRIAL HOLDINGS, INC.


                                    ARTICLE I

        The name of the Corporation is Industrial Holdings, Inc.

                                   ARTICLE II

        The Corporation shall have perpetual existence.

                                   ARTICLE III

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Texas Business Corporation Act.

                                   ARTICLE IV

               (A) The maximum number of shares of all classes of stock which the Corporation is authorized to have outstanding at any one time is 15,000,000 shares, 7,500,000 of which shall be common stock, $.01 par value per share ("Common Stock") and 7,500,000 shares shall be preferred stock, $.01 par value per share ("Preferred Stock"), issuable in one or more series. All or any part of the Common Stock and the Preferred Stock may be issued by the Corporation from time to time and for such consideration as the Board of Directors may determine. All of such shares, if and when issued, and upon receipt of such consideration by the Corporation, shall be fully paid and nonassessable.

               (B) The Board of Directors is authorized at any time and from time to time to divide the Preferred Stock into one or more series and to fix and determine the relative rights, preferences, qualification, limitations and restrictions of the shares of any series so established. All shares of any one series of Preferred Stock shall be identical, except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. The Board of Directors is hereby expressly authorized to adopt a resolution establishing and designating each such series, determine the number of shares which shall constitute such series, and determining the relative rights, preferences, qualifications, limitations and restrictions thereof, which relative rights, preferences, qualifications, limitations and restrictions may differ with respect to each series as to:

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                      (i) The rate or manner of dividends, including whether and to the extent such dividends shall be cumulative, participating, or both, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class or classes of stock of the Corporation;

                      (ii) Whether the shares of such series shall be subject to redemption by the Corporation, and if so, the redemption price, the time or times of redemption and the terms and conditions of redemption, which price, times of redemption and terms and conditions may differ in the event of mandatory redemption or permissive redemption;

                      (iii) The amount payable upon shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                      (iv) Sinking fund provisions, if any, for the redemption or purchase of shares of such series;

                      (v) Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of stock or any other series of any class or classes of stock of the Corporation, and if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                      (vi) The restrictions, if any, on the issue of any additional. shares or reissue of shares of such series of Preferred Stock;

                      (vii)    Voting rights if any; and

                      (viii) Any other such relative rights, preferences,
               qualifications, limitations or restrictions for such series which Texas law now or hereafter empowers or permits the Board of Directors to determine.

               (C) Except as otherwise required by law, each holder of Common Stock shall be entitled to one (1) vote for each share of such Common Stock standing in his name on the books of the Corporation. Subject to the rights and the preferences of the Preferred Stock, if any is outstanding, holders of the Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of the Common Stock are entitled to receive pro rata the remaining assets of the Corporation.

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                                    ARTICLE V

        No stockholder of the Corporation shall, by reason of his holding shares of any class of stock or series of any class of stock, have any preemptive or preferential right to purchase or subscribe for any shares of stock of the Corporation, now or hereafter authorized, any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase, shares of any class of stock or series of any class of stock of the Corporation, now or hereafter authorized, or any warrants, rights or options to purchase, subscribe to or otherwise acquire any such new or additional shares of any class of stock or series of any class of stock of the Corporation, now or hereafter authorized, whether or not the issuance of such shares, such notes, debentures, bonds or other securities or such warrants, rights or options would adversely affect the dividend, voting or any other rights of such stockholder.

                                   ARTICLE VI

        Cumulative voting for the election of directors shall not be permitted.

                                   ARTICLE VII

        The holders of any bonds, debentures or other obligations outstanding or hereafter issued by the Corporation shall have no power to vote in respect to corporate affairs and management of the Corporation by reason thereof, nor shall such holders by reason thereof have any right of inspection of the books, accounts and other records of the Corporation and any other rights which the stockholders of the Corporation have by reason of the Texas Business Corporation Act as the same exists or may hereafter be amended.

                                  ARTICLE VIII

        The Board of Directors is expressly authorized to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws.

                                   ARTICLE IX

        A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Texas Business Corporation Act as the same exists or may hereafter be amended. Any repeal or modification of the foregoing provision by the stockholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation for or with respect to any action or omission of such person occurring prior to such repeal or modification.

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                                    ARTICLE X

        The Board of Directors of the Corporation may, if it deems advisable, oppose a tender or other offer for the Corporation's securities, whether the offer is in cash or in the securities of another corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any pertinent issues; by way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider all or any of the following:

               (i) Whether the offer price is acceptable based on the historical and present operating results or financial condition of the Corporation;

               (ii) Whether a more favorable price could be obtained for the Corporation's securities in the future;

               (iii) The impact which an acquisition of the Corporation would have on the employees, customers, suppliers and creditors of the Corporation and its subsidiaries and the communities which they serve;

               (iv) The reputation and business practices of the offeror and its management and affiliates as they would affect the employees, customers, suppliers and creditors of the Corporation and its subsidiaries and the future value of the Corporation's stock by the value of the securities, if any, that the offeror is offering in exchange for the Corporation's securities, based on an analysis of the worth of the Corporation as compared to the offeror or any other entity whose securities are being offered, and the financial condition of the offeror or such other entity; and

               (v) Any antitrust or other legal or regulatory issues that are raised by the offer.

                                   ARTICLE XI

        The Corporation shall indemnify every director or officer, their heirs, executors and administrators, in accordance with Article 2.02-1 of the Texas Business Corporation Act, against expenses actually and reasonably incurred by him, as well as any amount paid upon a judgment in connection with any action, suit or proceeding, civil or criminal, to which he may be made a party by reason of his being or having been a director or officer of the Corporation, or at the request of the Corporation, having been a director or officer of any other corporation of which the Corporation was at such time a shareholder or creditor and from which other corporation he is not entitled to be indemnified, except in relation to matters as to which he is found liable on the basis that personal benefit was improperly received by him, or in which he shall be found liable to the Corporation. In the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Corporation is advised

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by its special legal counsel that the person to be indemnified did not commit such a breach of duty. The foregoing shall not be exclusive of other rights to which the officer or director may be entitled.

                                   ARTICLE XII

        No contract or other transaction between the Corporation and any other corporation shall be affected by the fact that one (1) or more of the directors or officers of this Corporation is interested in or is a director or officer of such other corporation and any director or officer individually may be a party to or may be interested in any contract or transaction of this Corporation. No contract or transaction of this Corporation with any person or persons, firm or association shall be affected by the fact that any director or officer of this Corporation is a party to or interested in such contract or transaction, or in any way connected with such person or persons, firm or association, provided that the interest in any such contract or other transactions of any such director or officer shall be fully disclosed and that such contract or other transaction shall be authorized or ratified by the vote of a sufficient number of Directors of the Corporation not so interested. In the absence of fraud, no director or officer having such adverse interest shall be liable to the Corporation or to any shareholder or creditor thereof, or to any other person for any loss incurred by it under or by reason of such contract or transaction, nor shall any such Director or Officer be accountable for any gains or profits realized thereon. In any case described in this Article XII any such director may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize or ratify any such contract or transaction.

                                  ARTICLE XIII

        The number of directors of the Corporation shall not be less than one
(1) nor more than twenty-five (25), and my be increased or decreased from time to time in the manner provided by law or the By-Laws of the Corporation. Directors need not be residents of the State of Texas or shareholders of the Corporation.

        The initial By-Laws of the Corporation shall be adopted by its board of directors. The board of directors shall have the power to alter, amend or repeal the By-Laws from time to time, subject to the reserved power of the Shareholders at any meeting of shareholders to alter, amend or repeal any provision of the By-Laws or to adopt new By-Laws.

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The names of the persons who are to serve as directors of the Corporation until their successors are elected and qualified are:

                      Robert E. Cone
                      James H. Brock, Jr.
                      Barbara S. Shuler
                      William J. Argeroplos
                      Charles T. Anderson
                      John P. Madden
                      James W. Kenney

The address of all of the directors named above is 7135 Ardmore, Houston, Texas 77054.

                                   ARTICLE XIV

        The Corporation will not commence business until it has received for the issuance of its shares consideration of a value of at least ONE THOUSAND AND NO/100 DOLLARS ($1,000.00) consisting of money, labor done or property actually received.

                                   ARTICLE XVI

               (A) No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for an act or omission in the director's capacity as a director; provided that this Article shall not eliminate or limit the liability of a director of the
        Corporation:

                      (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders;

                      (ii) for acts or omissions not in good faith that
               constitute a breach of duty of the director to the Corporation or that involve intentional misconduct or a knowing violation of law;

                      (iii) for any transaction from which such director derived an improper personal benefit, whether the benefit resulted from an action taken within the scope of the director's office; or

                      (iv) for an act or omission for which liability of a director is expressly provided by an applicable statute.

               (B) If Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act ("TMCLA") hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the

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        TMCLA, as so amended, and such limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director of the Corporation provided by the foregoing provisions of this Article.

               (C) Any repeal of or amendment to this Article shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment.

                                  ARTICLE XVII

        Special meetings of the shareholders may be called by (i) the president, the board of directors, or (ii) the holders of not less than thirty percent (30%) of shares entitled to vote at the proposed special meeting.

                                  ARTICLE XVIII

        Any action required by the TBCA to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares bearing not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the actions were present and voted.

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